December 14, 2011

Neuberger Berman Equity Funds
605 Third Avenue, Second Floor
New York, NY  10158-0180

Ladies and Gentlemen:

We have acted as counsel to Neuberger Berman Equity Funds, a Delaware statutory trust (the “Trust”), in connection with the filing with the Securities and Exchange Commission (the “SEC”) of Post-Effective Amendment No. 158 to the Trust’s Registration Statement on Form N-1A (File Nos. 002-11357; 811-00582) (the “Post-Effective Amendment”), registering an indefinite number of shares of beneficial interest of the series and classes of the Trust that are listed on Schedule A attached to this opinion letter (the “Shares”) under the Securities Act of 1933, as amended (the “1933 Act”).

You have requested our opinion as to the matters set forth below in connection with the filing of the Post-Effective Amendment.  For purposes of rendering that opinion, we have examined the Post-Effective Amendment, the trust instrument, as amended, and by-laws of the Trust, and the action of the trustees of the Trust that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate.  We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Trust.  In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind.  We have not verified any of those assumptions.

Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States and the laws of the State of Delaware that, in our experience, generally are applicable to the issuance of shares by entities such as the Trust.  We express no opinion with respect to any other laws.

Based upon and subject to the foregoing, we are of the opinion that: (1) the Shares to be issued pursuant to the Post-Effective Amendment have been duly authorized for issuance by the Trust; and (2) when issued and paid for upon the terms provided in the Post-Effective Amendment, the Shares to be issued pursuant to the Post-Effective Amendment will be validly issued, fully paid, and nonassessable.

This opinion is rendered solely in connection with the filing of the Post-Effective Amendment and supersedes any previous opinions of this firm in connection with the issuance of Shares.  We hereby consent to the filing of this opinion with the SEC in connection with the

Neuberger Berman Equity Funds
December 14, 2011

Post-Effective Amendment and to the reference to this firm in the statement of additional information that is being filed as part of the Post-Effective Amendment.  In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ K&L Gates, LLP

Neuberger Berman Equity Funds
December 14, 2011

SCHEDULE A

SERIES	CLASSES
Neuberger Berman Emerging Markets Equity Fund Neuberger Berman Equity Income Fund	Class A, Class C, Class R3 and Institutional Class
Neuberger Berman Focus Fund	Advisor, Class A, Class C, Institutional, Investor and Trust Classes
Neuberger Berman Genesis Fund	Advisor, Class R3, Institutional, Investor and Trust Classes
Neuberger Berman Guardian Fund Neuberger Berman Mid Cap Growth Fund Neuberger Berman Partners Fund Neuberger Berman Small Cap Growth Fund	Advisor, Class A, Class C, Class R3, Institutional, Investor and Trust Classes
Neuberger Berman International Fund Neuberger Berman Regency Fund Neuberger Berman Socially Responsive Fund	Class A, Class C, Class R3, Institutional, Investor and Trust Classes
Neuberger Berman International Institutional Fund	Institutional Class
Neuberger Berman International Large Cap Fund Neuberger Berman Real Estate Fund	Class A, Class C, Class R3, Institutional and Trust Classes

Neuberger Berman Global Equity Fund
Neuberger Berman Global Thematic Opportunities Fund
Neuberger Berman Intrinsic Value Fund
Neuberger Berman Large Cap Value Fund
Neuberger Berman Multi-Cap Opportunities Fund
Neuberger Berman Select Equities Fund

Class A, Class C and Institutional Classes
Neuberger Berman Large Cap Disciplined Growth Fund	Class A, Class C, Class R3, Investor and Institutional Classes